Exhibit 99.1

Corbus Pharmaceuticals Announces the Appointment of Nishant Saxena as Chief Business Officer and Schedules a Pre-2026 ASCO CRB-701 Data Conference Call

NORWOOD, Mass., May 21, 2026 -- Corbus Pharmaceuticals Holdings, Inc. (Nasdaq: CRBP), a clinical-stage company focused on developing promising new therapies in oncology and obesity, today announced that the Company’s management team will host a conference call and webcast on Tuesday, May 26 at 8:00 a.m. EDT to discuss updated data for its Phase 1/2 study of CRB-701, a next-generation Nectin-4 antibody drug candidate (ADC), in both head and neck squamous cell carcinoma (HNSCC) as well as cervical cancer. The data, which will be presented at the upcoming 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, represent an April 1, 2026 data cut, and will include clinical response durability data as well as HNSCC patient subgroup analysis.

Corbus also announced today the appointment of former Evercore Managing Director Nishant Saxena as the Company’s first Chief Business Officer, as it advances toward two key anticipated pipeline milestones this summer: the initiation of a registrational study of CRB-701 in second-line HNSCC and the completion of the CANYON-1 Phase 1b dose-ranging, 16-week study (n=240) for CRB-913, a highly peripherally restricted oral CB1 inverse agonist.

“Nishant is an accomplished industry executive with deep expertise across mergers and acquisitions, licensing, partnerships, and capital markets,” said Yuval Cohen, Ph.D., CEO of Corbus. “His proven track record of unlocking and delivering value coincides with our transition from an early clinical-stage company to one entering registrational-stage clinical development. We are excited and grateful that he has chosen to join the Corbus team.”

Mr. Saxena commented, “The emerging clinical data for CRB-701 in oncology and CRB-913 in obesity are very encouraging, and the Corbus team has done an incredible job advancing these two assets toward important milestones this year,” said Mr. Saxena. “I am excited by the clinical and commercial potential for both of these assets, and I look forward to working with Yuval and the rest of the leadership team to advance this portfolio toward its full value and impact.”

Nishant Saxena Biographical Details

Mr. Saxena has over 20 years of experience in finance, strategy, capital markets, mergers and acquisitions, and corporate development. Most recently, he was Chief Financial Officer at Jeune Aesthetics, Inc., a wholly owned subsidiary of Krystal Biotech, Inc. (NASDAQ: KRYS). Previously, Mr. Saxena spent over 15 years at Evercore, most recently as a Managing Director in the healthcare group, where he advised on transactions totaling over $500 billion in aggregate value. Mr. Saxena led numerous client engagements and advised on mergers and acquisitions, private placements, initial public offerings, follow-on offerings, partnerships, and structured financing. Earlier in his career, Mr. Saxena held positions of increasing responsibility in private equity, venture capital, and investment advisory firms. Mr. Saxena received a B.S. in Economics and an MBA from the Wharton School at the University of Pennsylvania.

Pre-2026 ASCO Conference Call & Webcast Registration Details

Date: Tuesday, May 26, 2026

Time: 8:00 a.m. EDT

Investors Dial 1-877-704-4453

Int’l Investors Dial 1-201-389-0920

Conference ID 13760531

Webcast: Click here (https://viavid.webcasts.com/starthere.jsp?ei=1762900&tp_key=67cfa9c1bb)

CallMeTM: Click here

A replay will be available on the Corbus website.

CRB-701 2026 ASCO Data Presentation Details

The oral presentation titled, “A phase 1/2 study of the next-generation Nectin-4-targeting antibody–drug conjugate CRB-701 (SYS6002) in patients with recurrent or metastatic cervical cancer,” will be presented by Professor Yohann Loriot, Gustave Roussy (Paris) on Friday, May 29 at 4:57 p.m. CDT (Abstract #5508).

The poster presentation titled, “A phase 1/2 study of the next-generation Nectin-4-targeting antibody–drug conjugate CRB-701 (SYS6002) in patients with recurrent or metastatic head and neck squamous cell carcinoma,” will be presented by Charlene Mantia, M.D., Dana-Farber Cancer Institute (Boston) on Saturday, May 30 at 4:30 p.m. CDT (Abstract #6062/Poster #519).

2026 ASCO HNSCC KOL Event Details

Corbus will host an in-person and virtual KOL event during the 2026 ASCO to discuss the updated data from the Phase 1/2 clinical study of CRB-701 in 75 participants with HNSCC.

Date: Monday, June 1, 2026

Time: 6:30 a.m. CDT

Location: Marriott Marquis Chicago

Participants: Corbus Management Team, joined by leading HNSCC Experts:

Ari Rosenberg, M.D., University of Chicago

Glenn Hanna, M.D., Dana-Farber Cancer Institute

Cesar Augusto Perez Batista, M.D., Sarah Cannon Research Institute

A live question-and-answer session will follow the formal presentation. To register for the KOL event, click here (https://lifescievents.com/event/rk0t83lp/). A replay of the event will also be available on the Corbus website.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focused on developing promising new therapies in oncology and obesity and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next-generation antibody drug conjugate for the treatment of Nectin-4-expressing tumors, and CRB-913, an orally delivered highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act of 1995, as amended, including those relating to the Company’s trial results, product development, clinical and regulatory timelines, including timing for completion of trials and presentation of data, anticipated timing for initiation of clinical trials, anticipated regulatory interactions and outcomes, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities, sufficiency of cash runway and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission including those described in our Annual Report on Form 10-K for the year ended December 31, 2025. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

All product names, logos, brands and company names are trademarks or registered trademarks of their respective owners. Their use does not imply affiliation or endorsement by these companies.

INVESTOR CONTACTS:
Sean Moran
Chief Financial Officer

Corbus Pharmaceuticals
smoran@corbuspharma.com

Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com

MEDIA CONTACT:
Liz Melone
Founder & Principal
Melone Communications, LLC
liz@melonecomm.com